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                                                                 Exhibit 10.28.1

                                    AGREEMENT

      THIS AGREEMENT is made and entered into by and between ON-POINT TECHNOLOGY SYSTEMS, INC., a Nevada corporation, with its principal place of business at 1370 W. San Marcos Boulevard, Suite 100, San Marcos, California 92069 (hereinafter also referred to as "On-Point"), and EDITEC, SARL., a French corporation, with its principal office at 70-74, rue du Marechal du Lattre de Tassigny 94700, Maison-Alfort - France (hereinafter referred to as "Editec") in accordance with the following facts and objectives.

      A. On-Point manufactures, sells and leases, among other things, lottery ticket dispensing machines and other similar lottery related machines ("Lottery Machines")

      B. On-Point and Editec entered into a Distributor Agreement signed by Editec on December 30, 1997 and by On-Point on February 12, 1998, as amended by an Amendment to Distributor Agreement dated December 30, 1997 and signed by Editec on February 24, 1998 and by On-Point on February 12, 1998 (the "Distributor Agreement")

      C. On-Point and Editec, jointly and severally, contemplate entering into an Agreement with La Francaise des Jeux pursuant to which La Francaise des Jeux will purchase Lottery Machines manufactured by On-Point ("French Lottery Contract")

      D. On-Point and Editec desire to enter into this agreement in order to allocate their rights and obligations under the French Lottery Contract, to the extent such rights and obligations are inconsistent with the Distributor Agreement.

      THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1. On-Point's Responsibilities.

      (a) On-Point shall manufacture the Lottery Machines ordered by La Francaise des Jeux in accordance with the French Lottery Contract.

      (b) On-Point shall have the Lottery Machines available for shipment six
(6) weeks prior to the delivery date established by La Francaise des Jeux, provided purchase orders for Lottery Machines are placed with On-Point at least sixteen (16) weeks (thirteen (13) weeks for the first order)prior to such delivery date and Editec provides On-Point with coin acceptors and modems for the Lottery Machines on a timely basis.


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      (c) On-Point will make its personnel available for training in accordance with the Distributor Agreement.

      (d) On-Point shall invoice Editec upon shipment of the Lottery Machines.

2. Editec's Responsibilities.

      (a) Editec shall provide to On-Point, at Editec's expense, coin acceptors made by Mars to be installed in the Lottery Machines, F.O.B., destination at On-Point's facilities in San Diego County, California. Editec shall also provide to On-Point a French Telecom certified modem to be installed in the Lottery Machines F.O.B., destination at On-Point's facilities in San Diego County, California. It is understood that the price of each such modem will not exceed two hundred and sixty (260) French francs. On-Point will reimburse Editec one-half of the modem price, up to a maximum of one-hundred and thirty (130) French francs per modem, upon receipt of invoices for such modems. Editec shall be responsible for ensuring that such coin acceptors and modems are received by On-Point in sufficient time to meet its delivery schedule under Paragraph 1(b). Editec shall arrange for shipment of the Lottery Machines from On-Point's facilities in San Diego County, California to France. As provided in the Distributor Agreement, On-Point shall sell the Lottery Machines to Editec on the basis of F.O.B., the place of shipment, which shall be On-Point's facilities in San Diego County, California. Title to and risk of loss with respect to the Lottery Machines shall be transferred from On-Point to Editec at the time and point of acceptance of the Lottery Machines by a carrier at the place of shipment. Editec shall be responsible for all customs documentation and fees. Editec shall be responsible for all applicable taxes, duties, licenses and fees.

      (b) Editec shall be responsible for delivery of the Lottery Machines to La Francaise des Jeux on-time in accordance with the French Lottery Contract, subject to On-Point's responsibility for having the Lottery Machines available for shipment in accordance with Paragraph 1(b). Any penalties assessed by La Francaise des Jeux for late delivery of the Lottery Machines shall be borne by the responsible party.

      (c) Editec shall invoice La Francaise des Jeux for the purchase price of Lottery Machines delivered to them on a regular basis (at least monthly) with instructions to make payment of the purchase price directly into a joint account to be maintained by On-Point and Editec. On-Point and Editec shall provide joint written instructions to the institution maintaining such bank account with respect to the division of monies in the account. On-Point shall be paid within two days of the date La Francaise des Jeux remits payments. Of the invoiced amounts, and monies deposited into the joint account, On-Point shall be paid the following: Three thousand eight hundred and sixty U.S. dollars (US$3,860) for each


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Lottery Machine; two hundred and five French francs (205FF) for the optional wheels on each Lottery Machine; and one-half of the "Exchange Rate Gain," if any. The "Exchange Rate Gain" means the amount determined by the formula (x) minus (y), where (x) is the quotient of 27,977F. (twenty-seven thousand nine hundred seventy seven French francs) divided by the current exchange rate for French francs to U.S. dollars, and (y) is US$4,647 the U.S. dollar amount the day the price was submitted to La Francaise des Jeux. For example, if the exchange rate is 5.6 french francs for each U.S. dollar, the Exchange Rate Gain shall be: 27,977 + 5.6 -$4,995.89 - $4,647 = $348.89. Editec's failure to execute joint written instructions providing for payment to On-Point consistent with the foregoing provisions of this paragraph shall be considered an event of default by Editec under the Distributor Agreement.

      (d) Editec shall be responsible for warranty repair of the Lottery Machines during the warranty period in accordance with the French Lottery Contract; subject, however, to On-Point's warranty obligation under the Distributor Agreement. Any penalties assessed by La Francaise des Jeux for failure to make timely warranty repairs shall be borne by the responsible party. Editec shall communicate all technical bulletins relating to the Lottery Machines to La Francaise des Jeux and the party responsible for maintaining the Lottery Machines.

      (e) Editec shall purchase and maintain an inventory of spare parts in France in accordance with the French Lottery Contract.

      (f) Editec shall furnish all consumables related to the Lottery Machines in accordance with the French Lottery Contract and shall invoice La Francaise des Jeux for the same.

      (g) Editec shall be solely responsible for the "Buy-Back" obligations as described in ARTICLE 14 of the French Lottery Contract.

      (h) Editec shall be responsible for translating all technical documents and user manuals provided by On-Point relating to the Lottery Machines to the French Language.

      (i) Editec shall be responsible for providing training as required by the French Lottery Contact; subject, however, to On-Point's obligation to make its personnel available for training in accordance with the Distributor Agreement.

3 Notices.

      (a) Neither Editec nor On-Point shall send any notice to La Francaise des Jeux without the prior consent of the other party. Notwithstanding the foregoing, any proposed notice to be sent by


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Editec or On-Point to La Francaise des Jeux shall be sent via facsimile first to the other party, who shall be deemed to consent to such notice if it does not object within forty-eight (48) hours, excluding weekends and holidays.

      (b) On-Point and Editec shall promptly send via facsimile to the other party any notice received from La Francaise des Jeux.

4. Editec's Indemnity.

      Editec shall indemnify, defend, and hold On-Point harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorneys' fees, incurred or suffered by On-Point that arise or result from or relate to any breach of, or failure by Editec to perform, any of its representations, warranties, commitments, covenants, or agreements in the French Lottery Contract, the Distributor Agreement or this Agreement ("Indemnity Obligation").

5. On-Point's Indemnity.

      On-Point shall indemnify, defend and hold Editec harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, incurred or suffered by Editec that arise or result from or relate to any breach of, or failure by On-Point to perform, any of its representations, warranties, commitments, covenants, or agreements in the French Lottery Contract, the Distributor Agreement or this Agreement ("Indemnity Obligations").

6. Indemnification Procedure.

      (a) Promptly, upon receipt by the party to be indemnified ("Indemnified Party") and held harmless from and against an Indemnity Obligation, of a demand, claim, action, assessment or proceeding made or brought by a third party, including a governmental agency ("Third Party Claim") relating to an Indemnity Obligation, the Indemnified Party shall notify the party obligated to indemnify it (the "Indemnitor") in writing of its existence, setting forth the relevant facts and circumstances, specifying the basis upon which the Indemnified Party's claim for indemnification is asserted and tender the defense of the Third Party Claim to the Indemnitor.

            If Indemnitor accepts responsibility for the defense of the Third Party Claim, then the Indemnitor shall have the right to contest, defend and litigate the Third Party Claim and shall have


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the right, in its discretion exercised in good faith and upon the advise of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, it shall give written notice of its intention to settle to the Indemnified Party and provided further that such settlement otherwise complies with the provision of paragraph 6(b). The Indemnified Party shall have the right to be represented by counsel at its own expense in any defense conducted by Indemnitor.

      (b) Notwithstanding the foregoing, in connection with any settlement negotiated by Indemnitor, no Indemnified Party shall be required to:

            (i) Enter into any settlement (A) that does not include the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (B) if the Indemnified Party shall, in writing to Indemnitor within the ten (10) day period prior to such proposed settlement, disapprove of such settlement proposal and desire to have Indemnitor tender the defense of such matter back to the Indemnified Party, or (C) that requires an Indemnified Party to take any affirmative actions as a condition of such settlement, or

            (ii) Consent to the entry of any judgment that does not include a full dismissal of the litigation or proceeding against the Indemnified Party with prejudice.

            It is expressly provided, however, that should the Indemnified Party disapprove of a settlement proposal pursuant to paragraph 6(b)(i)(B) above, the Indemnitor's liability to the Indemnified Party shall, upon final resolution of such Third Party Claim, be limited to the amount at which the Indemnitor proposed to settle such Third Party Claim prior to the exercise by the Indemnified Party of its right as set forth above.

      (c) If an Indemnified Party shall be entitled to indemnification against a Third Party Claim, and if Indemnitor shall fail to accept the defense of a Third Party Claim which has been tendered in accordance with this Paragraph, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith upon the advise of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to Indemnitor, which notice is for information purposes only and is not intended to provide any additional rights to the Indemnitor.


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If, pursuant to this paragraph, the Indemnified Party so defends or settles a
Third Party Claim for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed by Indemnitor for the reasonable attorneys' fees and other expenses. No failure by Indemnitor to acknowledge in writing its indemnification obligations under this Agreement shall relieve it of such obligations to the extent they exist.

7. Effect on Distributor Agreement.

      All terms and provisions of the Distributor Agreement shall remain in full force and effect governing the business relationships between On-Point and Editec, unless inconsistent with the terms of this Agreement. By signing this Agreement, neither party is waiving any of its rights under the Distributor Agreement.

      EXECUTED as of the dates set forth below.


                                    ON-POINT TECHNOLOGY SYSTEMS, INC.

Dated: 3/1/99                       By: /s/ Frederick Sandvick
       -------------                        -----------------------------------
                                            Frederick Sandvick,  CEO


                                    EDITEC, SARL.

Dated: 3/18/99                      By: /s/ Frank Attal
       -------------                        -----------------------------------
                                            Frank Attal,
                                            Managing Director


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                       AMENDMENT TO DISTRIBUTOR AGREEMENT

This Amendment to the Distributor Agreement dated December 30, 1997 between On-Point Technology Systems, Inc., ("On-Point" or "Producer") and EDITEC, SARL., ("Editec" or "Distributor") is made and entered into effective as of December 31, 1997. Each of the paragraphs below shall replace and be substituted for the same numbered paragraph in the Distributor Agreement.

ARTICLE II
TERM AND TERMINATION

2.4   (b) The acquisition of Distributor Agreement by On-Point pursuant to
      Section IX 9.5 Right to Purchase.

2.5 Consequences.

(c) Upon termination of this Agreement, Distributor will hand over to On-Point a list with names of all customers to whom Distributor sold Lottery Machines during the five (5) year period before termination (the "Customer List"). Unless On-Point terminates this Agreement for cause pursuant to
      Article II, Section 2.2, if a sale of a Lottery Machine, substantially similar to the previous Lottery Machines sold by Distributor, is made to customer on the Customer List within a two year period from date of termination, the Distributor will receive, (i.) if the sales price is at least the same as the last price of Lottery Machines sold to such customer, a commission of ten percent (10%) of the sales price, but not greater than the difference between the sales price to the customer and the Distributor price determined by Section 3.3 herein and, (ii.) if the sales price is less than the last price of Lottery Machines sold to such customer a commission of five percent (5%) of the sales price, but not greater than the difference between the sales price to the customer and the Distributor price determined by Section 3.3 herein. The commission shall be paid to Distributor within thirty (30) days of On-Point's receipt of payment of the sales price from the customer. Should such customer purchase Lottery Machines that are different from the Lottery Machines previously sold (e.g. new models that have not been sold anywhere prior to the termination of this Agreement) to the customer, Distributor will not receive any commission.

(d) For orders from customers who bought Lottery Machines of On-Point within a period of eighteen (18) months before the termination of the Agreement in order to test these Lottery Machines, Distributor will receive a commission of ten percent (10%) of the sales prices of any substantially similar Lottery Machines sold to the customers as a result of such test during a period of two (2) years after the termination of this Agreement provided that


Editec Distributor Agreement - Amendment Page: 1 of 3
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      the price of such Lottery Machines provides On-Point at least a forty percent (4O%) markup of its full cost. The commission shall be reduced by the amount necessary to provide On-Point with a forty percent (40%) markup of On-Point's full cost per Section 3.3 herein, including any commissions to other parties On-Point is required to pay for such sales. Distributor will hand over a list with those customers to On-Point at the termination. The commission shall be paid to Distributor within thirty (30) days of On-Point's receipt of payment of the sales price from the customer.
      Should such customer purchase Lottery Machines that are different from the Lottery Machines previously sold (e.g. new models that have not been sold anywhere prior to the termination of this Agreement) to the customer, Distributor will not receive any commission.

ARTICLE VII
SERVICE/PRODUCTION

7.1 Service.

(c) On-Point shall supply Distributor with spare parts necessary for maintenance and repair service of the Lottery Machines during the term of this Agreement and for a period of three (3) years after a discontinuance of sale of the Lottery Machines by Distributor. In order to service the Lottery Machines without delay, Distributor shall maintain an inventory of spare parts which is sufficient to meet the immediate demand, especially in cases of warranty. The purchase price for spare parts not covered by the warranty shall be twenty (20%) percent less than the current price on On-Point's international price list, F.O.B. the place of shipment. Parts used from the spare parts inventory for repair under warranty will be replaced by On-Point upon receipt of the faulty parts from Distributor.

ARTICLE IX
FINAL PROVISIONS

9.1(d)

      The Distributor agrees that it will maintain the reliability, security and integrity of the Lottery Machines. The Distributor further agrees that it will not modify the Lottery Machines or any component part or sub-assembly nor use or install any Lottery Machine or component or sub-assembly in other equipment or system without written approval from On-Point.

9.5 Right to Purchase.

      Distributor agrees that at any time during the initial term or renewal of this agreement, On-Point will have the right and option to purchase this Distributor Agreement from Editec.


Editec Distributor Agreement - Amendment Page: 2 of 3
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      If On-Point desires to purchase this Distributor Agreement, it shall deliver to Editec a written notice of intent to exercise its option to purchase. The purchase price to be paid shall be the value of this Agreement as agreed by Editec and On-Point. If they do not agree upon a value within thirty (30) days after the date of On-Point's written notice of exercise, On-Point may give notice ("Appraisal Notice") to Editec of intention to submit the matter to an appraiser for a determination. Within fifteen (15) days from the date of delivery of the Appraisal Notice, the parties shall select a single neutral appraiser. If the parties are unable to agree upon a single neutral appraiser, then within thirty (30) days following delivery of the Appraisal Notice, each party shall select an appraiser and the two appraisers so selected shall appoint a third appraiser who alone shall determine the value of this Distributor Agreement ("appraised value"). The decision of the appraiser as to the appraised value shall be binding upon the parties. All expenses of appraisal shall be borne pro rata by the respective parties. As soon as the appraised value of this Distributor Agreement has been determined, the appraiser shall give written notice to the parties.

EXECUTED as of the dates set forth below.


ON-POINT TECHNOLOGY SYSTEMS, INC.

By: /s/ Frederick Sandvick
   -----------------------------------
Frederick Sandvick, CEO
Dated:   2/12/98


DISTRIBUTOR

By: /s/ Frank Attal
-----------------------------------
Frank Attal, Managing Director
Dated: 2/24/98


Editec Distributor Agreement - Amendment Page: 3 of 3